As filed with the Securities and Exchange Commission on November 10, 2004
Registration No. 333-117362

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3

to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IASIS Healthcare LLC

IASIS Capital Corporation
(Exact name of registrant as specified in its charter)

IASIS Healthcare LLC: Delaware	8062	20-1150104
IASIS Capital Corporation: Delaware	8062	20-1278389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

117 Seaboard Lane, Building E

Franklin, Tennessee 37067
(615) 844-2747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank A. Coyle

General Counsel and Secretary
117 Seaboard Lane, Building E
Franklin, Tennessee 37067
(615) 844-2747
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Leigh Walton

Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
(615) 742-6200

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

ADDITIONAL REGISTRANTS

ARIZONA DIAGNOSTIC & SURGICAL CENTER, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1799439 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

BAPTIST JOINT VENTURE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1796514 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

BEAUMONT HOSPITAL HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1796501 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

BILTMORE SURGERY CENTER, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

ARIZONA (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	86-0837176 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

BILTMORE SURGERY CENTER HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1796499 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

BROOKWOOD DIAGNOSTIC CENTER OF TAMPA, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1801013 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

CLINICARE OF TEXAS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1801973 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

CLINICARE OF UTAH, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795211 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

DAVIS HOSPITAL HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795217 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

DAVIS SURGICAL CENTER HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1796493 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

DECISIONPOINT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1797794 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

FIRST CHOICE PHYSICIANS NETWORK HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1796513 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

IASIS FINANCE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1797792 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

IASIS FINANCE TEXAS HOLDINGS, LLC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	20-1311933 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

IASIS HEALTHCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1798194 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

IASIS HOSPITAL NURSE STAFFING COMPANY

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1796492 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

IASIS MANAGEMENT COMPANY

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1797795 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

IASIS PHYSICIAN SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1801974 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

IASIS TRANSCO, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1801016 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

JORDAN VALLEY HOSPITAL HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795215 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

MCS/ AZ, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1799433 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

MEMORIAL HOSPITAL OF TAMPA, LP

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795584 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

MESA GENERAL HOSPITAL, LP

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795590 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

METRO AMBULATORY SURGERY

CENTER, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1796497 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

NORTH VISTA HOSPITAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	20-0470861 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

PALMS OF PASADENA HOMECARE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1797790 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

PALMS OF PASADENA HOSPITAL, LP

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795583 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

PIONEER VALLEY HEALTH PLAN, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795212 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

PIONEER VALLEY HOSPITAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795216 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

ROCKY MOUNTAIN MEDICAL CENTER, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795213 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

SALT LAKE REGIONAL MEDICAL

CENTER, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795214 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

SEABOARD DEVELOPMENT LLC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

UTAH (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1756039 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

SOUTHRIDGE PLAZA HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1796491 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

SOUTHWEST GENERAL HOSPITAL, LP

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795572 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

SSJ ST. PETERSBURG HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1796504 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

ST. LUKE’S BEHAVIORAL HOSPITAL, LP

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795588 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

ST. LUKE’S MEDICAL CENTER, LP

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795587 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

TAMPA BAY STAFFING SOLUTIONS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1797791 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

TEMPE ST. LUKE’S HOSPITAL, LP

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795586 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

TOWN & COUNTRY HOSPITAL, LP

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	8062 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	62-1795580 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

117 SEABOARD LANE, BUILDING E

FRANKLIN, TENNESSEE 37067
(615) 844-2747
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

Explanatory Note

      This Amendment No. 3 is being filed solely for the purpose of refiling Exhibit 10.18 in connection with the Registrant’s request for confidential treatment with respect to certain information contained in such exhibit.

PART II

Item 20. Indemnification of Directors and Officers

      Section 18-108 of the Delaware Limited Liability Company Act, or the LLC Act, empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. In accordance with such section, the limited liability company agreements of IASIS LLC and IASIS Finance Texas Holdings, LLC (the “Delaware LLC Subsidiary Guarantor”) provide for the indemnification by IASIS LLC and the Delaware LLC Subsidiary Guarantor of each of their respective officers, directors, stockholders, partners, employees, affiliates, representatives, agents or members from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings in which such person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of IASIS LLC or the Delaware LLC Subsidiary Guarantor, as the case may be, or which relates to or arises out of IASIS LLC or the Delaware LLC Subsidiary Guarantor, as the case may be, or its property, business or affairs. Any such individual, however, is not entitled to indemnification with respect to any claim with respect to which such individual has engaged in fraud, willful misconduct or gross negligence or any claim initiated by such individual unless such claim was brought to enforce his or her indemnification rights or was authorized or consented to by the member of IASIS LLC or the Delaware LLC Subsidiary Guarantor as the case may be. Expenses incurred in defending any claim shall be paid by IASIS LLC or the Delaware LLC Subsidiary Guarantor, as the case may be in advance of final disposition of the claim upon an undertaking by or on behalf of such individual to repay such amount if it is ultimately determined that such individual is not entitled to be indemnified.

      Section 145 of the Delaware General Corporation Law, or the DGCL, permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses, (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

      The Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of IAS, and each of the By-Laws of Arizona Diagnostic & Surgical Center, Inc., Baptist Joint Venture Holdings, Inc., Beaumont Hospital Holdings, Inc., Biltmore Surgery Center Holdings, Inc., Brookwood Diagnostic Center of Tampa, Inc., CliniCare of Texas, Inc., CliniCare of Utah, Inc., Davis Hospital Holdings, Inc., Davis Surgical Center Holdings, Inc., DecisionPoint Services, Inc., First Choice Physicians Network Holdings, Inc., IASIS Finance, Inc., IASIS Healthcare Holdings, Inc., IASIS Hospital Nurse Staffing Company, IASIS Management Company, IASIS Physician Services, Inc., IASIS Transco, Inc., Jordan Valley Hospital Holdings, Inc., MCS/AZ, Inc., Metro Ambulatory Surgery Center, Inc., North Vista Hospital, Inc., Palms of Pasadena Homecare, Inc., Pioneer Valley Health Plan, Inc., Pioneer Valley Hospital, Inc., Rocky Mountain Medical Center, Inc., Salt Lake Regional Medical Center, Inc., Southridge Plaza Holdings, Inc., SSJ St. Petersburg

Holdings, Inc. and Tampa Bay Staffing Solutions, Inc., those corporations other than IASIS Capital Corporation, which is a co-issuer of the outstanding notes, referred to collectively as the Delaware Corporate Subsidiary Guarantors, provide for indemnification by IAS and each of the Delaware Corporate Subsidiary Guarantors of each of their respective directors and officers and such right to indemnification shall continue as to a person who has ceased to be a director or officer of IAS or each of the Delaware Subsidiary Guarantors, as the case may be, and shall inure to the benefit of his or her heirs, executors and administrators. IAS’s and each of the Delaware Subsidiary Guarantors’ By-Laws provide that every person will be indemnified against any expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement actually and reasonably incurred on such actions, suits or proceedings, whether by fact that he or she is or was a director or officer of IAS or of each of the Delaware Corporate Subsidiary Guarantors, as the case may be, or is or was serving at the request of IAS or of each of the Delaware Corporate Subsidiary Guarantors, as the case may be, as a director, officer, employee or agent of another corporation or enterprise, subject in all instances to the requirements that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of IAS or of each of the Delaware Corporate Subsidiary Guarantors, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

      The Certificate of Incorporation of IASIS Capital Corporation provides for indemnification by the corporation of its directors and officers to the fullest extent permitted by the DGCL.

      IAS also has entered into agreements with certain of its current and former directors and executive officers that require, among other things, that we indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by Delaware law.

      Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, or the LP Act, empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. In accordance with such section, the limited partnership agreements of Memorial Hospital of Tampa, LP, Mesa General Hospital, LP, Palms of Pasadena Hospital, LP, Southwest General Hospital, LP, St. Luke’s Behavioral Hospital, LP, St. Luke’s Medical Center, LP, Tempe St. Luke’s Hospital, LP and Town & Country Hospital, LP, referred to collectively as the Limited Partnership Subsidiary Guarantors, each provide that the Limited Partnership Subsidiary Guarantor, its receivers or its trustee, shall indemnify, hold harmless and pay all judgments and claims against the general partner, IASIS Healthcare Holdings, Inc., in the case of each Limited Partnership Subsidiary Guarantor, its officers, directors, shareholders, employees, agents, subsidiaries and assigns from any liability, loss or damage incurred by reason of any act performed, or omitted to be performed in connection with the partnership business, including reasonable costs, attorney fees and any amount expended in the settlement of any claims of liability, loss or damage, unless the loss, liability or damage was caused by the intentional misconduct, gross negligence or knowing violation of law by the indemnified person.

      The Arizona Business Corporation Act, or the ABCA, permits corporations, at their discretion, to indemnify present and former directors, officers, employees, or agents of an Arizona corporation with respect to expenses, judgments, fines, and amounts paid in settlement by such persons, whether or not authority for such indemnification is contained in the indemnifying corporation’s articles of incorporation or bylaws, which we refer to as permissive indemnification. Under the ABCA, in order for a corporation to provide permissive indemnification, a majority of the corporation’s disinterested directors, independent legal counsel, or the shareholders must find that the conduct of the individual to be indemnified was in good faith and that the individual reasonably believed that the conduct was in the corporation’s best interests (in the case of conduct in an official capacity with the corporation) or that the conduct was at least not opposed to the corporation’s best interests (in all other cases). In the case of any criminal proceeding, the finding must be to the effect that the individual had no reasonable cause to believe the conduct was unlawful. Indemnification is permitted with respect to expenses, judgments, fines, and amounts paid in settlement by such individuals. Under certain circumstances, the ABCA permits a corporation to pay a director’s expenses in advance of a final disposition of a proceeding.

      In addition to permissive indemnification, in certain circumstances the ABCA requires that a corporation provide indemnification. In the event of a successful defense, a corporation must indemnify the successful director, officer, employee, or agent against reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding. In addition, the ABCA requires Arizona corporations to indemnify any outside director (a director who is not an officer, employee, or holder of five percent or more of any class of the corporation’s stock) against liability unless (i) the corporation’s articles of incorporation limit such indemnification, (ii) the outside director is adjudged liable in a proceeding by or in the right of the corporation or in any other proceeding charging improper financial benefit to the director, or (iii) a court determines, before payment to the outside director, that the director failed to meet the standards of conduct described in the preceding paragraph. Under certain circumstances, the corporation may be required to pay an outside director’s expenses in advance of a final disposition of a proceeding. A court may also order that an individual be indemnified if the court finds that the individual is fairly and reasonably entitled to indemnification in light of all of the relevant circumstances, whether or not the individual has met the standards of conduct in this and the preceding paragraph.

      The articles of incorporation and by-laws of Biltmore Surgery Center, Inc., an Arizona corporation, also referred to as the Arizona Subsidiary Guarantor, provide for indemnification by the corporation of its directors and officers to the fullest extent permitted by the ABCA and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of his or her heirs, executors and administrators. The corporation’s by-laws provide that any such person may be indemnified against all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines, employee benefit plan exercise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with any action, suit or proceeding, whether by fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation or other enterprise. Unless otherwise determined by the board of directors, the corporation may indemnify any such person seeking indemnification in connection with a proceeding initiated by him or her only if the proceeding was authorized by the board.

      Sections 1801 through 1809 of the Utah Revised Limited Liability Company Act, or the URLLCA, subject to the limitations and procedures contained therein, provide for mandatory and discretionary indemnification of a limited liability company’s managers, members and other personnel, and related matters.

      Section 1802 of the URLLCA provides that a company may indemnify an individual who was, is or is threatened to be made a named defendant or respondent, which we refer to as a Party, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, which we refer to as a Proceeding, because the individual is or was a manager of a company or, while a manager of the company, is or was serving at its request as a manager, member, director, officer, partner, trustee, employee, fiduciary or agent of another company or other person or of an employee benefit plan, which we refer to as an Indemnifiable Manager, against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if: (i) the conduct of the individual was in good faith; (ii) the individual reasonably believed that the individual’s conduct was in, or not opposed to, the best interests of the company; and (iii) in the case of any criminal Proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Section 1802 of the URLLCA further provides, however, that the company may not indemnify an Indemnifiable Manager thereunder: (i) in connection with a Proceeding by or in the right of the company in which the Indemnifiable Manager was adjudged liable to the company; or (ii) in connection with any other Proceeding charging improper personal benefit to the Indemnifiable Manager, whether or not in the individual’s official capacity, in which the individual was adjudged liable on the basis that personal benefit was improperly received by the Indemnifiable Manager.

      Section 1803 of the URLLCA provides that, unless limited by its articles of organization, a company shall indemnify an Indemnifiable Manager who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue, or matter in the Proceeding, to which the Indemnifiable Manager was a Party because of being an Indemnifiable Manager of the company, against reasonable expenses, including attorneys’ fees, incurred by the Indemnifiable Manager in connection with the Proceeding or claim to which the individual has been successful.

      In addition, Section 1805 of the URLLCA provides that, unless otherwise limited by a company’s articles of organization, an Indemnifiable Manager of the company who is or was a Party to a Proceeding may apply for indemnification to the court or other decision-maker conducting the Proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that: (i) the Indemnifiable Manager is entitled to mandatory indemnification under Section 1803 of the URLLCA, in which case the court shall also order the company to pay the Indemnifiable Manager’s reasonable expenses, including attorneys’ fees incurred to obtain court-ordered indemnification; or (ii) the Indemnifiable Manager is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the individual met the standard of conduct set forth in Section 1802 of the URLLCA or was adjudged liable as described in that Section 1802, except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in subsection (4) of Section 1802 of the URLLCA.

      Section 1804 of the URLLCA provides that a company may pay for or reimburse the reasonable expenses (including attorneys’ fees) incurred by an Indemnifiable Manager who is a Party to a Proceeding in advance of the final disposition of the Proceeding if the individual furnishes the company (i) a written affirmation of the individual’s good faith belief that the individual has met the prescribed standard of conduct; and (ii) a written undertaking, executed personally or on the individual’s behalf, to repay the advance if it is ultimately determined that the individual did not meet the standard of conduct, which undertaking must be an unlimited obligation of the individual but need not be secured and may be accepted without reference to financial ability to make repayment; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Sections 1801 through 1809 of the URLLCA.

      Section 1807 of the URLLCA provides that, unless a company’s articles of organization provide otherwise, to the same extent as an Indemnifiable Manager, (i) a member of the company is entitled to mandatory indemnification under Section 1803 thereof and is entitled to apply for court-ordered indemnification under Section 1805 thereof; and (ii) that the company may indemnify and advance expenses to a member, employee, fiduciary or agent of the company to the same extent as an Indemnifiable Manager.

      Section 1808 of the URLLCA provides further that a company may purchase and maintain liability insurance on behalf of an individual who is or was a manager, member, employee, fiduciary, or agent of the company or who, while serving as a manager, member, employee, fiduciary, or agent of the company, is or was serving at the request of the company as a manager, member, director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic limited liability or other person, or of an employee benefit plan against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as such, whether or not the company would have the power to indemnify the individual against the same liability under Sections 1802, 1803, and 1807 of the URLLCA.

      Section 1809 of the URLLCA provides that a provision treating a company’s indemnification of or advance for expenses that is contained in its articles of organization or operating agreement or in a resolution of its members or in a contract, except an insurance policy, or otherwise, is valid only if and to the extent the provision is not inconsistent with Sections 1801 through 1809 of the URLLCA. If the articles of organization limit indemnification or advancement of expenses, indemnification and advancement of expenses are valid only to the extent not inconsistent with the articles.

      The operating agreement of Seaboard Development LLC, also referred to the Utah Subsidiary Guarantor, a member managed limited liability company whose sole member is IASIS LLC, provides for the indemnification of all its members and employees to the fullest extent of the URLLCA.

      IAS, IASIS LLC, IASIS Capital Corporation, and the Delaware Corporate Subsidiary Guarantors, the Limited Partnership Subsidiary Guarantors, the Arizona Subsidiary Guarantor, the Delaware LLC Guarantor and the Utah Subsidiary Guarantor, referred to collectively as the Subsidiary Guarantors, have each purchased and maintain insurance to protect persons entitled to indemnification pursuant to their by-laws, limited partnership agreements or operating agreements, as the case may be, against liabilities asserted against or incurred by them in such capacity or arising out of their status as such.

Item 21. Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 4, 2004, by and among IASIS Investment LLC, Titan Merger Corporation and IASIS Healthcare Corporation*

2.2	Indemnification Agreement dated as of May 4, 2004, by and among IASIS Investment LLC, IASIS Healthcare Corporation, and the stockholders and option holders of IASIS Healthcare Corporation listed on the signature pages thereof (1)

2.3	Asset Sale Agreement dated as of January 16, 2004, by and between NLVH, Inc. and IASIS Healthcare Corporation (2)

2.4	Assignment and Assumption of Asset Sale Agreement dated as of January 16, 2004, by and between IASIS Healthcare Corporation and Lake Mead Hospital, Inc. (2)

2.5	Guaranty of Payment and Performance dated as of January 16, 2004, executed by IASIS Healthcare Corporation in favor of NLVH, Inc. (2)

2.6	Recapitalization Agreement, dated as of August 16, 1999, by and among Paracelsus Healthcare Corporation, PHC/CHC Holdings, Inc., PHC/Psychiatric Healthcare Corporation, PHC-Salt Lake City, Inc., Paracelsus Pioneer Valley Hospital, Inc., Pioneer Valley Health Plan, Inc., PHC-Jordan Valley, Inc., Paracelsus PHC Regional Medical Center, Paracelsus Davis Hospital, Inc., PHC Utah, Inc., Clinicare of Utah, Inc. and JLL Hospital, LLC (3)

2.7	Asset Sale Agreement between Tenet Healthcare Corporation and JLL Hospital, LLC, dated August 15, 1999 (3)

2.8	Amendment No. 1 to Asset Sale Agreement, made and entered into as of October 15, 1999, by and between Tenet Healthcare Corporation and IASIS Healthcare Corporation (3)

2.9	Amendment No. 2 to Asset Sale Agreement, made and entered into as of October 15, 1999, by and between Tenet Healthcare Corporation and IASIS Healthcare Corporation (3)

2.10	Asset Sale Agreement between Odessa Hospital, Ltd., and JLL Hospital, LLC, dated as of August 15, 1999 (3)

2.11	Amendment No. 1 to Asset Sale Agreement, dated as of October 15, 1999, by and between Odessa Hospital, Ltd. and IASIS Healthcare Corporation (3)

3.1	Certificate of Formation of IASIS Healthcare LLC, as filed with the Secretary of State of the State of Delaware on May 11, 2004*

3.2	Limited Liability Company Agreement of IASIS Healthcare LLC dated as of May 11, 2004*

3.3	Certificate of Incorporation of IASIS Capital Corporation, as filed with the Secretary of State of the State of Delaware on May 27, 2004*

3.4	Bylaws of IASIS Capital Corporation*

3.5	Certificate of Incorporation of Arizona Diagnostics & Surgical Center, Inc., as filed with the Secretary of State of the State of Delaware on November 1, 1999 (4)

3.6	Certificate of Amendment to the Certificate of Incorporation of Arizona Diagnostics & Surgical Center, Inc., changing its name to Arizona Diagnostic & Surgical Center, Inc., as filed with the Secretary of State of the State of Delaware on January 6, 2000 (4)

3.7	Certificate of Incorporation of Baptist Joint Venture Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

3.8	Certificate of Incorporation of Beaumont Hospital Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 4, 1999 (3)

3.9	Articles of Incorporation of Biltmore Surgery Center, Inc. as filed with the Executive Secretary of the Arizona Corporation Commission on September 23, 1996 (3)

3.10	Certificate of Incorporation of Biltmore Surgery Center, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

Exhibit No.	Description

3.11	Certificate of Amendment to the Certificate of Incorporation of Biltmore Surgery Center, Inc., changing its name to Biltmore Surgery Center Holdings, Inc., as filed with the Secretary of State of the State of Delaware on November 9, 1999 (3)

3.12	Certificate of Incorporation of Brookwood Diagnostic Center of Tampa, Inc., as filed with the Secretary of State of the State of Delaware on November 10, 1999 (4)

3.13	Certificate of Incorporation of CliniCare of Texas, Inc., as filed with the Secretary of State of the State of Delaware on November 29, 1999 (4)

3.14	Certificate of Incorporation of CliniCare of Utah, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.15	Certificate of Incorporation of Davis Hospital & Medical Center, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.16	Certificate of Amendment to the Certificate of Incorporation of Davis Hospital & Medical Center, Inc., changing its name to Davis Hospital Holdings, Inc., as filed with the Secretary of State of the State of Delaware on July 29, 2003*

3.17	Certificate of Incorporation of Davis Surgical Center Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

3.18	Certificate of Incorporation of First Choice Physicians Network Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

3.19	Certificate of Incorporation of IASIS Homecare of Arizona, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999 (4)

3.20	Certificate of Amendment to the Certificate of Incorporation of IASIS Homecare of Arizona, Inc., changing its name to IASIS Finance, Inc., as filed with the Secretary of State of the State of Delaware on September 29, 2000 (4)

3.21	Certificate of Incorporation of IASIS Healthcare Holdings, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.22	Certificate of Incorporation of IASIS Home Infusion and Medical Equipment, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999 (4)

3.23	Certificate of Amendment to the Certificate of Incorporation of IASIS Home Infusion and Medical Equipment, Inc., changing its name to DecisionPoint Services, Inc., as filed with the Secretary of State of the State of Delaware on July 12, 2004*

3.24	Certificate of Incorporation of Sandy City Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

3.25	Certificate of Amendment to the Certificate of Incorporation of Sandy City Holdings, Inc., changing its name to IASIS Hospital Nurse Staffing Company, as filed with the Secretary of State of the State of Delaware on September 2, 2003*

3.26	Certificate of Incorporation of IASIS Management Company, as filed with the Secretary of State of the State of Delaware on October 4, 1999 (3)

3.27	Certificate of Incorporation of CliniCare of Arizona, Inc., as filed with the Secretary of State of the State of Delaware on November 29, 1999 (4)

3.28	Certificate of Amendment to the Certificate of Incorporation of CliniCare of Arizona, Inc., changing its name to Oasis Staffing Services, Inc., as filed with the Secretary of State of the State of Delaware on July 20, 2001 (4)

3.29	Certificate of Amendment to the Certificate of Incorporation of Oasis Staffing Services, Inc., changing its name to CliniCare of Arizona, Inc., as filed with the Secretary of State of the State of Delaware on December 5, 2002 (4)

3.30	Certificate of Amendment to the Certificate of Incorporation of CliniCare of Arizona, Inc., changing its name to IASIS Physician Services, Inc., as filed with the Secretary of State of the State of Delaware on May 21, 2003 (4)

Exhibit No.	Description

3.31	Certificate of Incorporation of Advanced Medical Equipment, Inc., as filed with the Secretary of State of the State of Delaware on November 10, 1999 (4)

3.32	Certificate of Amendment to the Certificate of Incorporation of Advanced Medical Equipment, Inc., changing its name to IASIS Transco, Inc., as filed with the Secretary of State of the State of Delaware on November 19, 2002 (4)

3.33	Certificate of Incorporation of Jordan Valley Hospital, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.34	Certificate of Amendment to the Certificate of Incorporation of Jordan Valley Hospital, Inc., changing its name to Jordan Valley Hospital Holdings, Inc., as filed with the Secretary of State of the State of Delaware on April 17, 2003 (4)

3.35	Certificate of Incorporation of MCS/AZ, Inc., as filed with the Secretary of State of the State of Delaware on October 29, 1999 (4)

3.36	Certificate of Incorporation of Metro Ambulatory Surgery Center, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

3.37	Certificate of Incorporation of Lake Mead Hospital, Inc., as filed with the Secretary of State of the State of Delaware on November 24, 2003*

3.38	Certificate of Amendment to the Certificate of Incorporation of Lake Mead Hospital, Inc., changing its name to North Vista Hospital, Inc., as filed with the Secretary of State of the State of Delaware on June 4, 2004*

3.39	Certificate of Incorporation of Palms of Pasadena Homecare, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999 (4)

3.40	Certificate of Incorporation of Pioneer Valley Health Plan, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.41	Certificate of Incorporation of Pioneer Valley Hospital, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.42	Certificate of Incorporation of Rocky Mountain Medical Center, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.43	Certificate of Incorporation of Salt Lake Regional Medical Center, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.44	Certificate of Incorporation of Southridge Plaza Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

3.45	Certificate of Incorporation of SSJ St. Petersburg Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

3.46	Certificate of Incorporation of Town & County Homecare, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999 (4)

3.47	Certificate of Amendment to the Certificate of Incorporation of Town & Country Homecare, Inc., changing its name to IASIS Holdco of Florida, Inc., as filed with the Secretary of State of the State of Delaware on March 30, 2001 (4)

3.48	Certificate of Amendment to the Certificate of Incorporation of IASIS Holdco of Florida, Inc., changing its name to Tampa Bay Staffing Solutions, Inc., as filed with the Secretary of State of the State of Delaware on September 13, 2001 (4)

3.49	Form of By-Laws of Delaware Corporate Subsidiary Guarantors (3)

3.50	By-Laws of Biltmore Surgery Center, Inc., an Arizona corporation (3)

3.51	Certificate of Formation of IASIS Finance Texas Holdings, LLC, as filed with the Secretary of State of the State of Delaware on June 30, 2004*

3.52	Limited Liability Company Agreement of IASIS Finance Texas Holdings, LLC*

3.53	Articles of Organization of IASIS Healthcare MSO Sub of Salt Lake City, LLC, as filed with the Utah Division of Corporations and Commercial Code on October 5, 1998 (3)

Exhibit No.	Description

3.54	Articles of Amendment to Articles of Organization of IASIS Healthcare MSO Sub of Salt Lake City, LLC, changing its name to Seaboard Development LLC, as filed with the Utah Division of Corporations and Commercial Code on June 10, 2004*

3.55	Operating Agreement of Seaboard Development LLC (formerly known as IASIS Healthcare MSO Sub of Salt Lake City, LLC) (3)

3.56	Certificate of Limited Partnership of Memorial Hospital of Tampa, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.57	Certificate of Limited Partnership of Mesa General Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.58	Certificate of Limited Partnership of Palms of Pasadena Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.59	Certificate of Limited Partnership of Southwest General Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.60	Certificate of Limited Partnership of St. Luke’s Behavioral Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.61	Certificate of Limited Partnership of St. Luke’s Medical Center, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.62	Certificate of Limited Partnership of Tempe St. Luke’s Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.63	Certificate of Limited Partnership of Town & Country Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.64	Form of Limited Partnership Agreement of Memorial Hospital of Tampa, LP, Mesa General Hospital, LP, Palms of Pasadena Hospital, LP, Southwest General Hospital, LP, St. Luke’s Behavioral Hospital, LP, St. Luke’s Medical Center, LP, Tempe St. Luke’s Hospital, LP and Town & Country Hospital, LP (3)

4.1	Indenture, dated as of June 22, 2004, among IASIS Healthcare LLC, IASIS Capital Corporation, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as Trustee*

4.2	Form of Notation of Subsidiary Guarantee*

4.3	Form of 8 3/4% Senior Subordinated Note due 2014 (included in Exhibit 4.1)*

4.4	Registration Rights Agreement dated as of June 22, 2004, by and among IASIS Healthcare LLC, IASIS Capital Corporation, the Guarantors Signatories thereto and Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC*

4.5	Form of 8 3/4% Senior Subordinated Exchange Note due 2014*

4.6	Indenture, dated as of October 15, 1999, among IASIS Healthcare Corporation, the Delaware and Limited Partnership Subsidiary Guarantors and The Bank of New York, as Trustee (3)

4.7	Supplemental Indenture, dated October 25, 1999, among IASIS Healthcare Corporation, the Delaware and Limited Partnership Subsidiary Guarantors, the Arizona Subsidiary Guarantor, as guaranteeing subsidiary and The Bank of New York, as Trustee (3)

4.8	Supplemental Indenture, dated November 4, 1999, among IASIS Healthcare Corporation, the Delaware, Limited Partnership and Arizona Subsidiary Guarantors, the Utah Subsidiary Guarantor, as guaranteeing subsidiary and The Bank of New York, as Trustee (3)

4.9	Supplemental Indenture, dated September 29, 2000, between IASIS Finance, Inc., as Subsidiary Guarantor, and The Bank of New York, as Trustee (4)

4.10	Supplemental Indenture, dated April 1, 2003, between Jordan Valley Hospital, LP, as Subsidiary Guarantor, and The Bank of New York, as Trustee (4)

Exhibit No.	Description

4.11	Supplemental Indenture, dated as of August 1, 2003, between Southeast Texas Hospital, LP, as Subsidiary Guarantor, and The Bank of New York, as Trustee (8)

4.12	Supplemental Indenture, dated as of October 1, 2003, between Davis Hospital & Medical Center, LP, as Subsidiary Guarantor, and The Bank of New York, as Trustee (13% Senior Subordinated Notes) (8)

4.13	Supplemental Indenture, dated as of October 1, 2003, between the entities listed on Exhibit A thereto, each a Subsidiary Guarantor, and The Bank of New York, as Trustee (8)

4.14	Supplemental Indenture, dated as of January 23, 2004, among Lake Mead Hospital, Inc., as Guaranteeing Subsidiary, and The Bank of New York, as Trustee (13% Senior Subordinated Notes) (1)

4.15	Supplemental Indenture, dated as of May 19, 2004, by and among the entities listed on the signature page thereto and The Bank of New York, as Trustee (13% Senior Subordinated Notes)*

4.16	Supplemental Indenture, dated as of June 30, 2004, by and between IASIS Finance Texas Holdings, LLC, IASIS Healthcare LLC, IASIS Capital Corporation, the existing Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as Trustee*

4.17	Form of IASIS Healthcare Corporation 13% Senior Subordinated Exchange Note due 2009 (3)

4.18	Senior Subordinated Guarantee, dated October 15, 1999 by the Delaware and Limited Partnership Subsidiary Guarantors in favor of (i) the holders of IASIS Healthcare Corporation’s 13% Senior Subordinated Exchange Notes due 2009 and (ii) The Bank of New York, as Trustee under the Indenture governing the above-referenced notes (3)

4.19	Senior Subordinated Guarantee, dated October 25, 1999 by the Arizona Subsidiary Guarantor in favor of (i) the holders of IASIS Healthcare Corporation’s 13% Senior Subordinated Exchange Notes due 2009 and (ii) The Bank of New York, as Trustee under the Indenture governing the above-referenced notes (3)

4.20	Senior Subordinated Guarantee, dated November 4, 1999 by the Utah Subsidiary Guarantor in favor of (i) the holders of IASIS Healthcare Corporation’s 13% Senior Subordinated Exchange Notes due 2009 and (ii) The Bank of New York, as Trustee under the Indenture governing the above-referenced notes (3)

5.1	Opinion of Bass, Berry & Sims PLC*

5.2	Opinion of Ray Quinney & Nebeker*

5.3	Opinion of Fadell, Cheney & Burt, PLLC*

10.1	Lease, dated as of July 29, 1977, by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, Inc., as Tenant (5)

10.2	Addendum to Lease entered into by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, Inc., as Tenant (5)

10.3	Conforming Amendment to Lease, dated as of June 10, 1991, by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, Inc., as Tenant (5)

10.4	Amendment to Hospital Lease, dated as of October 31, 2000, by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, L.P., as Tenant (5)

10.5	Amendment to Lease, dated April 30, 2003, by and between Sierra Equities, Inc. and Mesa General Hospital, L.P. (6)

10.6	Amended and Restated Pioneer Hospital Lease, dated as of June 28, 2002, by and between Health Care Property Investors, Inc. and Pioneer Valley Hospital, Inc. (7)

10.7	Lease Agreement, dated as of October 6, 2003, between The Dover Centre, LLC and IASIS Healthcare Corporation (8)

10.8	Form of Indemnification Agreement*

Exhibit No.	Description

10.9	Contract between Arizona Health Care Cost Containment System and Health Choice Arizona (including Amendment No. 1 thereto), effective as of October 1, 2003 (6)

10.10	Amendment No. 2 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, effective as of October 1, 2003 (8)

10.11	Amendment No. 3 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, effective as of October 1, 2003 (8)

10.12	Amendment No. 4 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, effective as of October 1, 2003 (8)

10.13	Amendment No. 5 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, effective as of October 1, 2003 (8)

10.14	Amendment No. 6 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, effective as of October 1, 2003 (8)

10.15	Sale and Purchase Agreement dated as of August 31, 2001 by and among Meditrust Healthcare Corporation, IASIS Healthcare Holdings, Inc. and St. Luke’s Medical Center, LP (10)

10.16	Purchase and Sale Agreement dated as of December 15, 2003, by and between Rocky Mountain Medical Center, Inc. and Board of Education of the Granite School District (11)

10.17	Letter Agreement dated as of January 26, 2004 by and among Rocky Mountain Medical Center, Inc., Board of Education of Granite School District and Merrill Title Company (11)

10.18	Information System Agreement, dated February 23, 2000, between McKesson Information Solutions LLC and IASIS Healthcare Corporation, as amended**

10.19	Amended and Restated Credit Agreement, dated June 22, 2004, by and among IASIS Healthcare LLC, IASIS Healthcare Corporation, the Subsidiary Guarantors, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender and the other lenders party thereto*

10.20	Joinder Agreement, dated as of June 30, 2004, by and between IASIS Finance Texas Holdings, LLC and Bank of America, N.A., as Administrative Agent*

10.21	Employment Agreement, dated as of May 4, 2004, by and between IASIS Healthcare Corporation and David R. White*

10.22	Employment Agreement, dated as of May 4, 2004, by and between IASIS Healthcare Corporation and Sandra K. McRee*

10.23	Employment Agreement, dated as of May 4, 2004, by and between IASIS Healthcare Corporation and W. Carl Whitmer*

10.24	Form of Roll-over Option Letter Agreement*

10.25	IASIS Healthcare Corporation 2004 Stock Option Plan*

10.26	Management Services Agreement dated as of June 22, 2004 by and among IASIS Healthcare LLC, Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital L.L.C., CIBC Employee Private Equity Partners (Trimaran), CIBC MB Inc., JLL Partners Inc., TPG IASIS IV LLC, TPG IASIS III LLC, TPG IASIS Co-Invest I LLC and TPG IASIS Co-Invest II LLC*

10.27	Investor Rights Agreement dated as of June 22, 2004, by and between IASIS Investment LLC and IASIS Healthcare Corporation*

10.28	Form of Management Stockholders Agreement between IAS and each of David R. White, Sandra K. McRee and W. Carl Whitmer*

10.29	Form of Management Stockholders Agreement under IASIS Healthcare Corporation 2004 Stock Option Plan*

10.30	Form of Stock Option Grant Agreement under IASIS Healthcare Corporation 2004 Stock Option Plan*

10.31	Form of Management Stockholders Agreement for Rollover Options*

Exhibit No.	Description

10.32	Amendment No. 7 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, effective as of April 1, 2004*

10.33	IASIS Corporate Incentive Plan*

10.34	IASIS Market Executive Incentive Program*

10.35	Amendment No. 8 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, effective as of October 1, 2004*
12	Statement regarding computation of ratios*

21	Subsidiaries of IASIS Healthcare Corporation*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of KPMG LLP*

23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

23.4	Consent of Ray Quinney & Nebeker (included in Exhibit 5.2)

23.5	Consent of Fadell, Cheney & Burt, PLLC (included in Exhibit 5.3)

24	Power of Attorney (included on the signature page of this Registration Statement)

25	Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A., as Trustee*

99.1	Letter of Transmittal*

99.2	Form of Letter to Clients*

99.3	Form of Letter to Registered Holders and Depository Trust Company Participants*

99.4	Form of Notice of Guaranteed Delivery*

*	Denotes documents previously filed.

**	Portions of this exhibit have been omitted and are subject to a request for confidential treatment pursuant to Rule 246-2 under the Securities Exchange Act of 1934, as amended.

(1)	Incorporated by reference to IASIS Healthcare Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004.

(2)	Incorporated by reference to IASIS Healthcare Corporation’s Current Report on Form 8-K filed on February 2, 2004.

(3)	Incorporated by reference to IASIS Healthcare Corporation’s Registration Statement on Form S-4 (Registration No. 333-94521).

(4)	Incorporated by reference to IASIS Healthcare Corporation’s Registration Statement on Form S-4 (Registration No. 333-106612).

(5)	Incorporated by reference to IASIS Healthcare Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

(6)	Incorporated by reference to IASIS Healthcare Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003.

(7)	Incorporated by reference to IASIS Healthcare Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002.

(8)	Incorporated by reference to IASIS Healthcare Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

(9)	Incorporated by reference to IASIS Healthcare Corporation’s Registration Statement on Form S-1 (Registration No. 333-54086).

(10)	Incorporated by reference to IASIS Healthcare Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

(11)	Incorporated by reference to IASIS Healthcare Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2003.

Item 22. Undertakings

      (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of Franklin, State of Tennessee on the 10th day of November, 2004.

IASIS HEALTHCARE LLC

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

IASIS CAPITAL CORPORATION

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

ARIZONA DIAGNOSTIC & SURGICAL CENTER, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

BAPTIST JOINT VENTURE HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

BEAUMONT HOSPITAL HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

BILTMORE SURGERY CENTER, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

BILTMORE SURGERY CENTER HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

BROOKWOOD DIAGNOSTIC CENTER OF TAMPA, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

CLINICARE OF TEXAS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

CLINICARE OF UTAH, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

DAVIS HOSPITAL HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

DAVIS SURGICAL CENTER HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

DECISIONPOINT SERVICES, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

FIRST CHOICE PHYSICIANS NETWORK HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

IASIS FINANCE, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

IASIS FINANCE TEXAS HOLDINGS, LLC

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

IASIS HEALTHCARE HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

IASIS HOSPITAL NURSE STAFFING COMPANY

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

IASIS MANAGEMENT COMPANY

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

IASIS PHYSICIAN SERVICES, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

IASIS TRANSCO, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

JORDAN VALLEY HOSPITAL HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

MCS/AZ, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

MEMORIAL HOSPITAL OF TAMPA, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

MESA GENERAL HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

METRO AMBULATORY SURGERY CENTER, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

NORTH VISTA HOSPITAL, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

PALMS OF PASADENA HOMECARE, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

PALMS OF PASADENA HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

PIONEER VALLEY HEALTH PLAN, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

PIONEER VALLEY HOSPITAL, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

ROCKY MOUNTAIN MEDICAL CENTER, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

SALT LAKE REGIONAL MEDICAL CENTER, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

SEABOARD DEVELOPMENT LLC

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

SOUTHRIDGE PLAZA HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

SOUTHWEST GENERAL HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

SSJ ST. PETERSBURG HOLDINGS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

ST. LUKE’S BEHAVIORAL HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

ST. LUKE’S MEDICAL CENTER, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

TAMPA BAY STAFFING SOLUTIONS, INC.

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

TEMPE ST. LUKE’S HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

TOWN & COUNTRY HOSPITAL, LP

By:	IASIS Healthcare Holdings, Inc.

General Partner

By:	/s/ DAVID R. WHITE

Name: David R. White
Title: Chief Executive Officer

      Each person whose signature appears below constitutes and appoints David R. White, W. Carl Whitmer and Frank A. Coyle, and each of them individually without the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary full to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by the virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed on its behalf by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID R. WHITE David R. White	Chairman of the Board of IASIS Healthcare Corporation (sole member of IASIS Healthcare LLC), Director of IASIS Capital Corporation, the Arizona Subsidiary Guarantor and the Delaware Corporate Subsidiary Guarantors, Chief Executive Officer of IASIS Healthcare LLC, IASIS Capital Corporation, the Arizona Subsidiary Guarantor, the Delaware Corporate Subsidiary Guarantors, the Delaware LLC Subsidiary Guarantor and the Utah Subsidiary Guarantor (Principal Executive Officer)	November 10, 2004

/s/ W. CARL WHITMER W. Carl Whitmer	Chief Financial Officer of IASIS Healthcare LLC, IASIS Capital Corporation, the Arizona Subsidiary Guarantor, the Delaware Corporate Subsidiary Guarantors, the Delaware LLC Subsidiary Guarantor and the Utah Subsidiary Guarantor (Principal Financial and Accounting Officer)	November 10, 2004

* David Bonderman	Director of IASIS Healthcare Corporation (sole member of IASIS Healthcare LLC)	November 10, 2004

* Jonathan J. Coslet	Director of IASIS Healthcare Corporation (sole member of IASIS Healthcare LLC), IASIS Capital Corporation, the Arizona Subsidiary Guarantor and the Delaware Corporate Subsidiary Guarantors	November 10, 2004

Kirk E. Gorman	Director of IASIS Healthcare Corporation (sole member of IASIS Healthcare LLC)

* Curtis Lane	Director of IASIS Healthcare Corporation (sole member of IASIS Healthcare LLC)	November 10, 2004

Signature	Title	Date

* Todd B. Sisitsky	Director of IASIS Healthcare Corporation (sole member of IASIS Healthcare LLC), IASIS Capital Corporation, the Arizona Subsidiary Guarantor and the Delaware Corporate Subsidiary Guarantors	November 10, 2004

* Paul S. Levy	Director of IASIS Healthcare Corporation (sole member of IASIS Healthcare LLC)	November 10, 2004

* Jeffrey C. Lightcap	Director of IASIS Healthcare Corporation (sole member of IASIS Healthcare LLC)	November 10, 2004

*/s/ DAVID R. WHITE David R. White Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 4, 2004, by and among IASIS Investment LLC, Titan Merger Corporation and IASIS Healthcare Corporation*
2.2	Indemnification Agreement dated as of May 4, 2004, by and among IASIS Investment LLC, IASIS Healthcare Corporation, and the stockholders and option holders of IASIS Healthcare Corporation listed on the signature pages thereof (1)

2.3	Asset Sale Agreement dated as of January 16, 2004, by and between NLVH, Inc. and IASIS Healthcare Corporation (2)

2.4	Assignment and Assumption of Asset Sale Agreement dated as of January 16, 2004, by and between IASIS Healthcare Corporation and Lake Mead Hospital, Inc. (2)

2.5	Guaranty of Payment and Performance dated as of January 16, 2004, executed by IASIS Healthcare Corporation in favor of NLVH, Inc. (2)

2.6	Recapitalization Agreement, dated as of August 16, 1999, by and among Paracelsus Healthcare Corporation, PHC/CHC Holdings, Inc., PHC/Psychiatric Healthcare Corporation, PHC-Salt Lake City, Inc., Paracelsus Pioneer Valley Hospital, Inc., Pioneer Valley Health Plan, Inc., PHC-Jordan Valley, Inc., Paracelsus PHC Regional Medical Center, Paracelsus Davis Hospital, Inc., PHC Utah, Inc., Clinicare of Utah, Inc. and JLL Hospital, LLC (3)

2.7	Asset Sale Agreement between Tenet Healthcare Corporation and JLL Hospital, LLC, dated August 15, 1999 (3)

2.8	Amendment No. 1 to Asset Sale Agreement, made and entered into as of October 15, 1999, by and between Tenet Healthcare Corporation and IASIS Healthcare Corporation (3)

2.9	Amendment No. 2 to Asset Sale Agreement, made and entered into as of October 15, 1999, by and between Tenet Healthcare Corporation and IASIS Healthcare Corporation (3)

2.10	Asset Sale Agreement between Odessa Hospital, Ltd., and JLL Hospital, LLC, dated as of August 15, 1999 (3)

2.11	Amendment No. 1 to Asset Sale Agreement, dated as of October 15, 1999, by and between Odessa Hospital, Ltd. and IASIS Healthcare Corporation (3)

3.1	Certificate of Formation of IASIS Healthcare LLC, as filed with the Secretary of State of the State of Delaware on May 11, 2004*

3.2	Limited Liability Company Agreement of IASIS Healthcare LLC dated as of May 11, 2004*

3.3	Certificate of Incorporation of IASIS Capital Corporation, as filed with the Secretary of State of the State of Delaware on May 27, 2004*

3.4	Bylaws of IASIS Capital Corporation*

3.5	Certificate of Incorporation of Arizona Diagnostics & Surgical Center, Inc., as filed with the Secretary of State of the State of Delaware on November 1, 1999 (4)

3.6	Certificate of Amendment to the Certificate of Incorporation of Arizona Diagnostics & Surgical Center, Inc., changing its name to Arizona Diagnostic & Surgical Center, Inc., as filed with the Secretary of State of the State of Delaware on January 6, 2000 (4)

3.7	Certificate of Incorporation of Baptist Joint Venture Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

3.8	Certificate of Incorporation of Beaumont Hospital Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 4, 1999 (3)

3.9	Articles of Incorporation of Biltmore Surgery Center, Inc. as filed with the Executive Secretary of the Arizona Corporation Commission on September 23, 1996 (3)

3.10	Certificate of Incorporation of Biltmore Surgery Center, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

Exhibit No.	Description

3.11	Certificate of Amendment to the Certificate of Incorporation of Biltmore Surgery Center, Inc., changing its name to Biltmore Surgery Center Holdings, Inc., as filed with the Secretary of State of the State of Delaware on November 9, 1999 (3)

3.12	Certificate of Incorporation of Brookwood Diagnostic Center of Tampa, Inc., as filed with the Secretary of State of the State of Delaware on November 10, 1999 (4)

3.13	Certificate of Incorporation of CliniCare of Texas, Inc., as filed with the Secretary of State of the State of Delaware on November 29, 1999 (4)

3.14	Certificate of Incorporation of CliniCare of Utah, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.15	Certificate of Incorporation of Davis Hospital & Medical Center, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.16	Certificate of Amendment to the Certificate of Incorporation of Davis Hospital & Medical Center, Inc., changing its name to Davis Hospital Holdings, Inc., as filed with the Secretary of State of the State of Delaware on July 29, 2003*

3.17	Certificate of Incorporation of Davis Surgical Center Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

3.18	Certificate of Incorporation of First Choice Physicians Network Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

3.19	Certificate of Incorporation of IASIS Homecare of Arizona, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999 (4)

3.20	Certificate of Amendment to the Certificate of Incorporation of IASIS Homecare of Arizona, Inc., changing its name to IASIS Finance, Inc., as filed with the Secretary of State of the State of Delaware on September 29, 2000 (4)

3.21	Certificate of Incorporation of IASIS Healthcare Holdings, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.22	Certificate of Incorporation of IASIS Home Infusion and Medical Equipment, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999 (4)

3.23	Certificate of Amendment to the Certificate of Incorporation of IASIS Home Infusion and Medical Equipment, Inc., changing its name to DecisionPoint Services, Inc., as filed with the Secretary of State of the State of Delaware on July 12, 2004*

3.24	Certificate of Incorporation of Sandy City Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

3.25	Certificate of Amendment to the Certificate of Incorporation of Sandy City Holdings, Inc., changing its name to IASIS Hospital Nurse Staffing Company, as filed with the Secretary of State of the State of Delaware on September 2, 2003*

3.26	Certificate of Incorporation of IASIS Management Company, as filed with the Secretary of State of the State of Delaware on October 4, 1999 (3)

3.27	Certificate of Incorporation of CliniCare of Arizona, Inc., as filed with the Secretary of State of the State of Delaware on November 29, 1999 (4)

3.28	Certificate of Amendment to the Certificate of Incorporation of CliniCare of Arizona, Inc., changing its name to Oasis Staffing Services, Inc., as filed with the Secretary of State of the State of Delaware on July 20, 2001 (4)

3.29	Certificate of Amendment to the Certificate of Incorporation of Oasis Staffing Services, Inc., changing its name to CliniCare of Arizona, Inc., as filed with the Secretary of State of the State of Delaware on December 5, 2002 (4)

3.30	Certificate of Amendment to the Certificate of Incorporation of CliniCare of Arizona, Inc., changing its name to IASIS Physician Services, Inc., as filed with the Secretary of State of the State of Delaware on May 21, 2003 (4)

Exhibit No.	Description

3.31	Certificate of Incorporation of Advanced Medical Equipment, Inc., as filed with the Secretary of State of the State of Delaware on November 10, 1999 (4)

3.32	Certificate of Amendment to the Certificate of Incorporation of Advanced Medical Equipment, Inc., changing its name to IASIS Transco, Inc., as filed with the Secretary of State of the State of Delaware on November 19, 2002 (4)

3.33	Certificate of Incorporation of Jordan Valley Hospital, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.34	Certificate of Amendment to the Certificate of Incorporation of Jordan Valley Hospital, Inc., changing its name to Jordan Valley Hospital Holdings, Inc., as filed with the Secretary of State of the State of Delaware on April 17, 2003 (4)

3.35	Certificate of Incorporation of MCS/AZ, Inc., as filed with the Secretary of State of the State of Delaware on October 29, 1999 (4)

3.36	Certificate of Incorporation of Metro Ambulatory Surgery Center, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

3.37	Certificate of Incorporation of Lake Mead Hospital, Inc., as filed with the Secretary of State of the State of Delaware on November 24, 2003*

3.38	Certificate of Amendment to the Certificate of Incorporation of Lake Mead Hospital, Inc., changing its name to North Vista Hospital, Inc., as filed with the Secretary of State of the State of Delaware on June 4, 2004*

3.39	Certificate of Incorporation of Palms of Pasadena Homecare, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999 (4)

3.40	Certificate of Incorporation of Pioneer Valley Health Plan, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.41	Certificate of Incorporation of Pioneer Valley Hospital, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.42	Certificate of Incorporation of Rocky Mountain Medical Center, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.43	Certificate of Incorporation of Salt Lake Regional Medical Center, Inc., as filed with the Secretary of State of the State of Delaware on September 23, 1999 (3)

3.44	Certificate of Incorporation of Southridge Plaza Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

3.45	Certificate of Incorporation of SSJ St. Petersburg Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 1, 1999 (3)

3.46	Certificate of Incorporation of Town & County Homecare, Inc., as filed with the Secretary of State of the State of Delaware on October 22, 1999 (4)

3.47	Certificate of Amendment to the Certificate of Incorporation of Town & Country Homecare, Inc., changing its name to IASIS Holdco of Florida, Inc., as filed with the Secretary of State of the State of Delaware on March 30, 2001 (4)

3.48	Certificate of Amendment to the Certificate of Incorporation of IASIS Holdco of Florida, Inc., changing its name to Tampa Bay Staffing Solutions, Inc., as filed with the Secretary of State of the State of Delaware on September 13, 2001 (4)

3.49	Form of By-Laws of Delaware Corporate Subsidiary Guarantors (3)

3.50	By-Laws of Biltmore Surgery Center, Inc., an Arizona corporation (3)

3.51	Certificate of Formation of IASIS Finance Texas Holdings, LLC, as filed with the Secretary of State of the State of Delaware on June 30, 2004*

3.52	Limited Liability Company Agreement of IASIS Finance Texas Holdings, LLC*

3.53	Articles of Organization of IASIS Healthcare MSO Sub of Salt Lake City, LLC, as filed with the Utah Division of Corporations and Commercial Code on October 5, 1998 (3)

Exhibit No.	Description

3.54	Articles of Amendment to Articles of Organization of IASIS Healthcare MSO Sub of Salt Lake City, LLC, changing its name to Seaboard Development LLC, as filed with the Utah Division of Corporations and Commercial Code on June 10, 2004*

3.55	Operating Agreement of Seaboard Development LLC (formerly known as IASIS Healthcare MSO Sub of Salt Lake City, LLC) (3)

3.56	Certificate of Limited Partnership of Memorial Hospital of Tampa, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.57	Certificate of Limited Partnership of Mesa General Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.58	Certificate of Limited Partnership of Palms of Pasadena Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.59	Certificate of Limited Partnership of Southwest General Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.60	Certificate of Limited Partnership of St. Luke’s Behavioral Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.61	Certificate of Limited Partnership of St. Luke’s Medical Center, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.62	Certificate of Limited Partnership of Tempe St. Luke’s Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.63	Certificate of Limited Partnership of Town & Country Hospital, LP, as filed with the Secretary of State of the State of Delaware on September 24, 1999 (3)

3.64	Form of Limited Partnership Agreement of Memorial Hospital of Tampa, LP, Mesa General Hospital, LP, Palms of Pasadena Hospital, LP, Southwest General Hospital, LP, St. Luke’s Behavioral Hospital, LP, St. Luke’s Medical Center, LP, Tempe St. Luke’s Hospital, LP and Town & Country Hospital, LP (3)

4.1	Indenture, dated as of June 22, 2004, among IASIS Healthcare LLC, IASIS Capital Corporation, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as Trustee*

4.2	Form of Notation of Subsidiary Guarantee*

4.3	Form of 8 3/4% Senior Subordinated Note due 2014 (included in Exhibit 4.1)*

4.4	Registration Rights Agreement dated as of June 22, 2004, by and among IASIS Healthcare LLC, IASIS Capital Corporation, the Guarantors Signatories thereto and Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC*

4.5	Form of 8 3/4% Senior Subordinated Exchange Note due 2014*

4.6	Indenture, dated as of October 15, 1999, among IASIS Healthcare Corporation, the Delaware and Limited Partnership Subsidiary Guarantors and The Bank of New York, as Trustee (3)

4.7	Supplemental Indenture, dated October 25, 1999, among IASIS Healthcare Corporation, the Delaware and Limited Partnership Subsidiary Guarantors, the Arizona Subsidiary Guarantor, as guaranteeing subsidiary and The Bank of New York, as Trustee (3)

4.8	Supplemental Indenture, dated November 4, 1999, among IASIS Healthcare Corporation, the Delaware, Limited Partnership and Arizona Subsidiary Guarantors, the Utah Subsidiary Guarantor, as guaranteeing subsidiary and The Bank of New York, as Trustee (3)

4.9	Supplemental Indenture, dated September 29, 2000, between IASIS Finance, Inc., as Subsidiary Guarantor, and The Bank of New York, as Trustee (4)

4.10	Supplemental Indenture, dated April 1, 2003, between Jordan Valley Hospital, LP, as Subsidiary Guarantor, and The Bank of New York, as Trustee (4)

Exhibit No.	Description

4.11	Supplemental Indenture, dated as of August 1, 2003, between Southeast Texas Hospital, LP, as Subsidiary Guarantor, and The Bank of New York, as Trustee (8)

4.12	Supplemental Indenture, dated as of October 1, 2003, between Davis Hospital & Medical Center, LP, as Subsidiary Guarantor, and The Bank of New York, as Trustee (13% Senior Subordinated Notes) (8)

4.13	Supplemental Indenture, dated as of October 1, 2003, between the entities listed on Exhibit A thereto, each a Subsidiary Guarantor, and The Bank of New York, as Trustee (8)

4.14	Supplemental Indenture, dated as of January 23, 2004, among Lake Mead Hospital, Inc., as Guaranteeing Subsidiary, and The Bank of New York, as Trustee (13% Senior Subordinated Notes) (1)

4.15	Supplemental Indenture, dated as of May 19, 2004, by and among the entities listed on the signature page thereto and The Bank of New York, as Trustee (13% Senior Subordinated Notes)*

4.16	Supplemental Indenture, dated as of June 30, 2004, by and between IASIS Finance Texas Holdings, LLC, IASIS Healthcare LLC, IASIS Capital Corporation, the existing Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as Trustee*

4.17	Form of IASIS Healthcare Corporation 13% Senior Subordinated Exchange Note due 2009 (3)

4.18	Senior Subordinated Guarantee, dated October 15, 1999 by the Delaware and Limited Partnership Subsidiary Guarantors in favor of (i) the holders of IASIS Healthcare Corporation’s 13% Senior Subordinated Exchange Notes due 2009 and (ii) The Bank of New York, as Trustee under the Indenture governing the above-referenced notes (3)

4.19	Senior Subordinated Guarantee, dated October 25, 1999 by the Arizona Subsidiary Guarantor in favor of (i) the holders of IASIS Healthcare Corporation’s 13% Senior Subordinated Exchange Notes due 2009 and (ii) The Bank of New York, as Trustee under the Indenture governing the above-referenced notes (3)

4.20	Senior Subordinated Guarantee, dated November 4, 1999 by the Utah Subsidiary Guarantor in favor of (i) the holders of IASIS Healthcare Corporation’s 13% Senior Subordinated Exchange Notes due 2009 and (ii) The Bank of New York, as Trustee under the Indenture governing the above-referenced notes (3)

5.1	Opinion of Bass, Berry & Sims PLC*

5.2	Opinion of Ray Quinney & Nebeker*

5.3	Opinion of Fadell, Cheney & Burt, PLLC*

10.1	Lease, dated as of July 29, 1977, by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, Inc., as Tenant (5)

10.2	Addendum to Lease entered into by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, Inc., as Tenant (5)

10.3	Conforming Amendment to Lease, dated as of June 10, 1991, by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, Inc., as Tenant (5)

10.4	Amendment to Hospital Lease, dated as of October 31, 2000, by and between Sierra Equities, Inc., as Landlord, and Mesa General Hospital, L.P., as Tenant (5)

10.5	Amendment to Lease, dated April 30, 2003, by and between Sierra Equities, Inc. and Mesa General Hospital, L.P. (6)

10.6	Amended and Restated Pioneer Hospital Lease, dated as of June 28, 2002, by and between Health Care Property Investors, Inc. and Pioneer Valley Hospital, Inc. (7)

10.7	Lease Agreement, dated as of October 6, 2003, between The Dover Centre, LLC and IASIS Healthcare Corporation (8)

10.8	Form of Indemnification Agreement*

Exhibit No.	Description

10.9	Contract between Arizona Health Care Cost Containment System and Health Choice Arizona (including Amendment No. 1 thereto), effective as of October 1, 2003 (6)

10.10	Amendment No. 2 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, effective as of October 1, 2003 (8)

10.11	Amendment No. 3 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, effective as of October 1, 2003 (8)

10.12	Amendment No. 4 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, effective as of October 1, 2003 (8)

10.13	Amendment No. 5 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, effective as of October 1, 2003 (8)

10.14	Amendment No. 6 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, effective as of October 1, 2003 (8)

10.15	Sale and Purchase Agreement dated as of August 31, 2001 by and among Meditrust Healthcare Corporation, IASIS Healthcare Holdings, Inc. and St. Luke’s Medical Center, LP (10)

10.16	Purchase and Sale Agreement dated as of December 15, 2003, by and between Rocky Mountain Medical Center, Inc. and Board of Education of the Granite School District (11)

10.17	Letter Agreement dated as of January 26, 2004 by and among Rocky Mountain Medical Center, Inc., Board of Education of Granite School District and Merrill Title Company (11)

10.18	Information System Agreement, dated February 23, 2000, between McKesson Information Solutions LLC and IASIS Healthcare Corporation, as amended**

10.19	Amended and Restated Credit Agreement, dated June 22, 2004, by and among IASIS Healthcare LLC, IASIS Healthcare Corporation, the Subsidiary Guarantors, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender and the other lenders party thereto*

10.20	Joinder Agreement, dated as of June 30, 2004, by and between IASIS Finance Texas Holdings, LLC and Bank of America, N.A., as Administrative Agent*

10.21	Employment Agreement, dated as of May 4, 2004, by and between IASIS Healthcare Corporation and David R. White*

10.22	Employment Agreement, dated as of May 4, 2004, by and between IASIS Healthcare Corporation and Sandra K. McRee*

10.23	Employment Agreement, dated as of May 4, 2004, by and between IASIS Healthcare Corporation and W. Carl Whitmer*

10.24	Form of Roll-over Option Letter Agreement*

10.25	IASIS Healthcare Corporation 2004 Stock Option Plan*

10.26	Management Services Agreement dated as of June 22, 2004 by and among IASIS Healthcare LLC, Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital L.L.C., CIBC Employee Private Equity Partners (Trimaran), CIBC MB Inc., JLL Partners Inc., TPG IASIS IV LLC, TPG IASIS III LLC, TPG IASIS Co-Invest I LLC and TPG IASIS Co-Invest II LLC*

10.27	Investor Rights Agreement dated as of June 22, 2004, by and between IASIS Investment LLC and IASIS Healthcare Corporation*

10.28	Form of Management Stockholders Agreement between IAS and each of David R. White, Sandra K. McRee and W. Carl Whitmer*

10.29	Form of Management Stockholders Agreement under IASIS Healthcare Corporation 2004 Stock Option Plan*

10.30	Form of Stock Option Grant Agreement under IASIS Healthcare Corporation 2004 Stock Option Plan*

10.31	Form of Management Stockholders Agreement for Rollover Options*

Exhibit No.	Description

10.32	Amendment No. 7 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, effective as of April 1, 2004*

10.33	IASIS Corporate Incentive Plan*

10.34	IASIS Market Executive Incentive Program*

10.35	Amendment No. 8 to Contract between Arizona Health Care Cost Containment System and Health Choice Arizona, effective as of October 1, 2004*

12	Statement regarding computation of ratios*

21	Subsidiaries of IASIS Healthcare Corporation*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of KPMG LLP*

23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

23.4	Consent of Ray Quinney & Nebeker (included in Exhibit 5.2)

23.5	Consent of Fadell, Cheney & Burt, PLLC (included in Exhibit 5.3)

24	Power of Attorney (included on the signature page of this Registration Statement)

25	Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A., as Trustee*

99.1	Letter of Transmittal*

99.2	Form of Letter to Clients*
99.3	Form of Letter to Registered Holders and Depository Trust Company Participants*
99.4	Form of Notice of Guaranteed Delivery*

*	Denotes documents previously filed.

**	Portions of this exhibit have been omitted and are subject to a request for confidential treatment pursuant to Rule 246-2 under the Securities Exchange Act of 1934, as amended.

(1)	Incorporated by reference to IASIS Healthcare Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004.

(2)	Incorporated by reference to IASIS Healthcare Corporation’s Current Report on Form 8-K filed on February 2, 2004.

(3)	Incorporated by reference to IASIS Healthcare Corporation’s Registration Statement on Form S-4 (Registration No. 333-94521).

(4)	Incorporated by reference to IASIS Healthcare Corporation’s Registration Statement on Form S-4 (Registration No. 333-106612).

(5)	Incorporated by reference to IASIS Healthcare Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

(6)	Incorporated by reference to IASIS Healthcare Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003.

(7)	Incorporated by reference to IASIS Healthcare Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002.

(8)	Incorporated by reference to IASIS Healthcare Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

(9)	Incorporated by reference to IASIS Healthcare Corporation’s Registration Statement on Form S-1 (Registration No. 333-54086).

(10)	Incorporated by reference to IASIS Healthcare Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

(11)	Incorporated by reference to IASIS Healthcare Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2003.